Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in:
Registration Statement No. 333-56661 on Form S-8 (as amended by Post-Effective Amendment No.1) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Saving Plan and the related prospectus;
Registration statement No. 333-06049 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan;
Registration Statement No. 333-30391 on Form S-8 pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 13, 1997) and the related prospectus;
Registration Statement No. 333-84479 on Form S-8 pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 11, 1999);
Registration Statement No. 333-64008 on Form S-8 (as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2) pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan (as amended and restated as of January 1, 2004);
Registration Statement No. 333-165021 on Form S-8 pertaining to the 2007 Incentive Equity Plan;
Registration Statement No. 333-172649 on Form S-8 pertaining to the 2007 Incentive Equity Plan (as amended and restated);
Registration Statement No. 333-184620 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan;
Registration Statement No. 333-186617 on Form S-3 pertaining to the registration of an indeterminate number of common shares, preferred stock, depositary shares, warrants and subscription rights as well as an indeterminate amount of debt securities that may from time to time be issued at indeterminate prices;
Registration Statement No. 333-197687 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan (as amended and restated); and
Registration Statement No. 333-197688 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2014 Nonemployee Directors’ Compensation Plan.
of our reports relating to the consolidated financial statements and financial statement schedule of Cliffs Natural Resources Inc. and the effectiveness of Cliffs Natural Resources Inc.’s internal control over financial reporting dated February 25, 2015 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for discontinued operations), appearing in the Annual Report on Form 10-K of Cliffs Natural Resources Inc. for the year ended December 31, 2014.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
February 25, 2015